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                                                                   EXHIBIT 10.17


                                                               Thomas N. Amonett


                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into and effective as of November 1, 1997 (the "Effective Date") by and between AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation (the "Company"), and THOMAS N. AMONETT (the "Employee").

                                    RECITALS

                 In entering into this Agreement, the Company desires to provide the Employee with substantial incentives to serve the Company as a senior executive performing at the highest levels of leadership and stewardship, without distraction or concern over minimum compensation, benefits or tenure, to manage the Company's growth and development and maximize the returns to the Company's stockholders.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:

1.       CERTAIN DEFINITIONS

                 A. Certain Definitions. As used herein, the following terms have the meanings assigned to them below:

                 "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, is or are the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding.

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         "Active Status" means the Employee's Employment status from the
Effective Date to and including the first to occur of (a) the Part-time Employment Effective Date or (b) the Termination Date.

         "Affiliate" has the meaning ascribed to that term in Exchange Act Rule 12b-2.

         "Annual Cash Compensation" of the Employee for any Compensation Year means the sum of the salary and bonus earned by the Employee during that Compensation Year, including all amounts deferred at the election of the Employee pursuant to a Compensation Plan intended to qualify as a plan under
Section 401(k) of the Code or otherwise. If salary or bonus is paid in whole or in part in property other than cash (such as Common Stock) the amount so paid shall be the fair market value thereof on the date of payment; provided, however, that, for purposes of this definition, the Base Salary the Employee is deemed to earn during the No-salary Period will be the amount the Company would have paid in cash pursuant to Section 4(A) were his Base Salary to have begun accruing on the Effective Date.

         "Associate" means, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (b) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

         "Average Annual Cash Compensation" of the Employee means, as of the Part-time Employment Effective Date, the average of (a) the Annual Cash Compensation earned by the Employee in each of the two (2) Compensation Years next preceding that date or, if less than two (2) Compensation Years have occurred prior to that date and since the Effective Date, (b) the Annual Cash Compensation in each whole Compensation Year, if any, and, restated on an annualized basis, the Annual Cash Compensation in each partial Compensation Year (up to a maximum of two (2) partial Compensation Years) next preceding the Part-time Employment Effective Date.

         "Base Salary" means: (a) prior to the Part-time Employment Effective Date, the guaranteed minimum annual salary payable by the Company to the Employee pursuant to Section 4(A); and (b) on and after the Part-time Employment Effective Date, the guaranteed minimum annual salary payable by the Company to the Employee pursuant to Section 5(E).

         A specified Person is deemed the "Beneficial Owner" of, and is deemed to "beneficially own," any securities:


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                 (a)      of which that Person or any of that Person's
         Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (a) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (1) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (2) is not then reportable by such Person on Exchange Act Schedule 13D (or any comparable or successor report);

                 (b) which that Person or any of that Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                 (c) which are beneficially owned, directly or indirectly, by (1) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of the specified Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (a) of this definition) or disposing of any voting securities of the Company or (2) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified Person is a member;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of that acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange
Act) in respect of such security.

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                 "Board" means the entire Board of Directors of the Company.

                 "Business Reason" for the Company's termination of the Employee's Employment means any lawful reason other than Cause.

                 "Cause" for the Company's termination of the Employee's Employment means: (a) the Employee's final conviction of a felony crime that enriched the Employee at the expense of the Company; or (b) the Employee's deliberate and intentional continuing failure to substantially perform his duties and responsibilities hereunder (except by reason of the Employee's incapacity due to physical or mental illness or injury) for a period of forty-five (45) days after the Required Board Majority has delivered to the Employee a written demand for substantial performance hereunder which specifically identifies the bases for the Required Board Majority's determination that the Employee has not substantially performed his duties and responsibilities hereunder (such period being the "Grace Period"); provided, that for purposes of this clause (b), the Company shall not have Cause to terminate the Employee's Employment unless (1) at a meeting of the Board called and held following the Grace Period in the city in which the Company's principal executive offices are located of which the Employee was given not less than ten (10) days' prior written notice and at which the Employee was afforded the opportunity to be represented by counsel, appear and be heard, the Required Board Majority shall adopt a written resolution which (A) sets forth the Required Board Majority's determination that the failure of the Employee to substantially perform his duties and responsibilities hereunder has (except by reason of his incapacity due to physical or mental illness or injury) continued past the Grace Period and (B) specifically identifies the bases for that determination and (2) the Company, at the written direction of the Required Board Majority, shall deliver to the Employee a Notice of Termination for Cause to which a copy of that resolution, certified as being true and correct by the secretary or any assistant secretary of the Company, is attached. Cause of the type referred to in clause (a) of the preceding sentence is a "Type I Cause," while Cause of the type referred to in clause (b) of the preceding sentence is a "Type II Cause." For purposes of determining whether a Type II Cause has occurred, no act or failure to act on the part of the Employee shall be considered "deliberate and intentional" unless it is taken or omitted to be taken by the Employee in bad faith or without a reasonable belief that the Employee's act or omission was in the best interests of the Company.

                 "Change of Control" means the occurrence of any of the following events that occurs after the Effective Date: (a) any Person becomes an Acquiring Person; (b) at any time the then Continuing Directors cease to constitute a majority of the members of the Board;
         (c) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of twenty-five percent (25%) or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction

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         (in the case or a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety.

                 "Change of Control Payment" means at any time the amount equal to three (3) times the Employee's then highest Base Salary during the term of this Agreement.

                 "Code" means the Internal Revenue Code of 1986.

                 "Common Stock" means the common stock of the Company.

                 "Company" means (a) American Residential Services, Inc., a Delaware corporation, and (b) any Person that assumes the obligations of "the Company" hereunder, by operation of law, pursuant to Section 9(D)(iii) or otherwise.

                 "Compensation Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer or any member of the family of any Executive Officer, (a) including (i) any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other "employee benefit plan" (as defined in Section 3(3) of ERISA), (ii) any other retirement and savings plan, including any supplemental benefit arrangement relating to any plan intended to be qualified under Section 401(a) of the Code or whose benefits are limited by the Code or ERISA, (iii) any "employee welfare plan" (as defined in Section 3(1) of ERISA), (iv) any arrangement, plan, policy, practice or program providing for severance pay, deferred compensation or insurance benefit, (v) any Incentive Plan and (vi) any arrangement, plan, policy, practice or program (A) authorizing and providing for the payment or reimbursement of expenses attributable to first-class air travel and first-class hotel occupancy while on travel or (B) providing for the payment of business luncheon and country club dues, long-distance charges, mobile phone monthly air time or other recurring monthly charges or any other fringe benefit, allowance or accommodation of employment, but (b) excluding any compensation arrangement, plan, policy, practice or program to the extent it provides for annual base salary.

                 "Compensation Committee" means the committee of the Board to which the Board has delegated duties respecting the compensation of Executive Officers and the administration of Incentive Plans, if any, intended to qualify for the Exchange Act Rule 16b-3 exemption.

                 "Compensation Year" means any calendar year.

                 "Confidential Information" means, with respect to the Company or any subsidiary of the Company, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations,

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research, work in progress, codes, marketing and sale programs, customer lists, records of customer service requirements, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any governmental authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

         "CPI" means for any period the Consumer Price Index for All Urban Consumers--All Items Index for Houston, Texas (or any substantially similar index published for the same area), as published by the United States Department of Labor, Bureau of Labor Statistics (or its successor) for that period.

         "Continuing Director" means at any time any individual who then (a) is a member of the Board and was a member of the Board as of the Effective Date or whose nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors (acting separately or as a part of any action taken by the Board or any committee thereof) and (b) is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

         "Disability" of the Employee means the Employee has been determined (which determination shall be final and binding on all Persons, absent manifest error), as a result of a physical or mental illness or personal injury he has incurred (including illness or injury resulting from any substance abuse), by a Qualified Physician (who may be the doctor treating or otherwise acting as the Employee's doctor in connection with the illness or injury in question) selected by the Employee with the consent of the Company, or by the Company with the consent of the Employee (which consent shall not be unreasonably withheld in either case), to be unable to perform, at the time of that determination and, in all reasonable medical likelihood, indefinitely thereafter, the normal duties then most recently assigned, under and in accordance with the terms hereof, to the Employee while on Active Status; provided that, the determination whether the Employee has incurred a Disability shall be made by a majority of three (3) Qualified Physicians, (a) one (1) of whom shall be selected by the Employee, (b) one (1) of whom shall be selected by the Company and (c) the remaining one (1) of whom shall be selected by the Qualified Physicians selected by the Employee and the Company pursuant to clauses (a) and (b) of this proviso and the fees and expenses of whom will be shared and paid in equal amounts by the Employee and the Company, if: (1)(A) the Company has reasonably withheld its consent to the Qualified Physician, if any, selected by the Employee or (B) the Employee has reasonably withheld his consent to the Qualified Physician, if any, selected by the Company and (2) the Qualified Physicians selected by the Employee and the Company disagree as to whether the Employee has incurred a Disability. For purposes of this definition, if the Employee is unable by reason of illness or injury to give an informed consent to the performance of the treatment

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of that illness or injury, a Qualified Physician selected by any Person who is authorized by applicable law to give that consent will be deemed to have been selected by the Employee.

         "Effective Date" means November 1, 1997.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Employment" means the salaried employment of the Employee by the Company or a subsidiary of the Company hereunder.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Executive Officer" means any of the chairman of the board, the chief executive officer, the chief operating officer, the chief financial officer, the president, any executive or senior vice president or the general counsel of the Company.

         "Exempt Person" means (a) (1) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company and (2) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company and (b) the Employee, any Affiliate or Associate of the Employee or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which the Employee or any Affiliate or Associate of the Employee is a member.

         "Good Reason" for the Employee's termination of his Employment means:
(a) any violation hereof in any material respect by the Company; (b) either (1) a failure of the Company to continue in effect any Compensation Plan in which the Employee was participating or (2) the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under, any such Compensation Plan, unless (A) in the case of either subclause (1) or (2) of this clause, there is substituted a comparable Compensation Plan that is at least economically equivalent, in terms of the benefit offered to the Employee, to the Compensation Plan being ended or in which the Employee's participation is being adversely affected or the Employee's benefits are being materially reduced or (B) in the case of that subclause (1), the failure, or in the case of that subclause (2), the taking of action, adversely affects Executive Officers generally; or (c) the assignment to the Employee of duties inconsistent in any material respect with the Employee's then current positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a material diminution in those positions, authority, duties or responsibilities.

         "Incentive Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the

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Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer and which provides for incentive, bonus or other performance-based awards of cash, securities or the phantom equivalent of securities, including any stock option, stock appreciation right and restricted stock plan, but excluding any plan intended to qualify as a plan under any one or more of Sections 401(a), 401(k) or 423 of the Code.

         "Nonterminating Party" means the Employee or the Company, as the case may be, to which the Terminating Party delivers a Notice of Termination.

         "No-salary Period" has the meaning ascribed to that term in Section
4(A).

         "Notice of Termination" to or from the Employee means a written notice that: (a) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's Employment, and if the Termination Date is other than the date of receipt of the notice, (b) sets forth that Termination Date.

         "Outside Director" means at any time a member of the Board at that time who is not then an employee of the Company or any subsidiary of the Company.

         "Part-time Employment Effective Date" means, (a) if the Company elects pursuant to any applicable provision hereof to terminate the Employee's Employment other than for Cause or (b) if the Employee elects pursuant to the applicable provision hereof to terminate his Employment for Good Reason or by reason of his Disability, the date the Nonterminating Party receives the Terminating Party's Notice of Termination.

         "Part-time Employment Period" means the period of time which begins on the Part-time Employment Effective Date and ends on the first to occur of (a) the third (3rd) anniversary of that Part-time Employment Effective Date, (b) the termination by the Company of the Employee's Employment for Type I Cause or
(c) the death or Retirement of the Employee.

         "Person" means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

         "Qualified Physician" means, in the case of any determination whether the Employee has sustained a Disability, a physician (a) holding an M.D. degree from a medical school located in the United States and having a national reputation in the United States as a leading medical school, (b) specializing and board-certified in the treatment of the injury or illness that has or may have caused that Disability, (c) licensed to practice that speciality in the State of Texas or the state in which the Employee then is domiciled and (d) having admission privileges to one or more private hospitals located in the Texas Medical Center in Houston,

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Texas or in a hospital of comparable reputation in the state in which the
Employee then is domiciled.

         "Required Board Majority" means at any time a majority of the members of the Board at that time which includes at least a majority of the Outside Directors at that time.

         "Retirement" of the Employee means the Employee terminates his Employment on or after the date he has attained age 65.

         "Securities Act" means the Securities Act of 1933.

         "Special Option" has the meaning ascribed to that term in Section
4(A).

         "Terminating Party" means the Employee or the Company, as the case may be, who or which terminates the Employee's Employment by means of a Notice of Termination.

         "Termination Date" means: (a) if the Employee's Employment is terminated by reason of the Employee's death or Retirement, the date of that death or Retirement; (b) if the Employee's Employment is terminated by reason of the Employee's giving a Notice of Termination following a Change of Control pursuant to Section 5(B)(i)(b), the first date on which the Company pays to the Employee in full the amounts owed to the Employee pursuant to Section 5(B)(iii); (c) if the Employee's Employment is terminated by reason of the Employee's giving a Notice of Termination without Good Reason and other than for Disability pursuant to Section 5(B)(i)(c), the elapse of the thirtieth
(30th) day after the Company receives that notice; (d) if the Employee's Employment is terminated by the Company at any time for Type I Cause or, prior to the Part-time Employment Effective Date, at any time for Type II Cause, the date the Employee receives the Company's Notice of Termination for Cause; and
(e) if the Employee's Employment is terminated for any other reason, at the expiration of the Part-time Employment Period.

         "Type I Cause" means Cause of the type referred to in clause (a) of the definition of Cause herein.

         "Type II Cause" means Cause of the type referred to in clause (b) of the definition of Cause herein.

         "Voting Shares" means: (a) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and (b) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

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         B.      Other Definitional Provisions.  (i) Except as otherwise
specified herein, all references herein to any statute defined or referred to herein, including the Code, ERISA and the Exchange Act, shall be deemed references to that statute or any successor statute, as the same may have been or may be amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

         (ii) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the word "Section" refers to a Section of this Agreement unless otherwise specified.

         (iii) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes each other gender and the neuter.

         (iv) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

2.       EMPLOYMENT

         A. On the terms and subject to the conditions hereinafter set forth, and beginning as of the Effective Date, the Company will employ the Employee as its Chief Executive Officer (the most senior Executive Officer) and the Employee will serve in the Company's employ in that position. The Employee shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company and corporations affiliated with the Company as are commensurate and consistent with his employment as the Company's Chief Executive Officer. The Employee also shall have such additional powers, authority, functions, duties and responsibilities as may be assigned to him by the Board; provided that, without the Employee's written consent, such additional powers, authority, functions, duties and responsibilities shall not be inconsistent or interfere with, or detract from, those herein vested in, or otherwise then being performed for the Company by, the Employee.

         B. The Employee shall not, at any time during his Employment, engage in any other activities unless those activities do not interfere materially with the Employee's duties and responsibilities for the Company at that time, except that the Employee shall be entitled, subject to the provisions of Section 7, (a) to continue with such activities as the Employee has carried on prior to the Effective Date, including making and managing his personal investments and participating in other business or civic activities and (b) to serve on corporate or other business, civic or charitable boards or committees and trade association or similar boards or committees.

3.       TERM OF EMPLOYMENT

         Subject to the provisions of Section 5, the term of the Employee's Employment shall be for a continually renewing term of three (3) years commencing on the Effective Date and

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renewing each day thereafter for an additional day without any further action by either the Company or the Employee, it being the intention of the parties that there shall be continuously a remaining term of three (3) years' duration of the Employee's Employment until an event has occurred as described in, or one of the parties shall have made an appropriate election pursuant to, the provisions of Section 5. When the Termination Date shall have occurred and the Company shall have paid to the Employee all the applicable amounts Section 5 provides the Company shall pay as a result of the termination of the Employee's Employment, including all amounts accruing during the Part-time Employment Period, if any, this Agreement will terminate and have no further force or effect, except that Sections 4(C), 8, 9, 10 and 11 shall survive that termination indefinitely and Section 7 shall survive for the period of time provided for therein.

4.       COMPENSATION

         A.      Base Salary.     A Base Salary shall be payable to the
Employee by the Company as a guaranteed minimum annual amount hereunder for each Compensation Year during the period from the Effective Date to the first to occur of the Part-time Employment Effective Date or the Termination Date . That Base Salary shall be payable in the intervals consistent with the Company's normal payroll schedules (but in no event less infrequently than semi-monthly), shall be payable initially at the annual rate of $250,000 and shall be increased (but not decreased or adjusted other than as provided in Section 5) as follows:

                 (i) on the first and each subsequent anniversary of the Effective Date, by the same percentage increase (if any) in the CPI for the twelve (12) month period immediately preceding such anniversary;

                 (ii) on the first and each subsequent anniversary of the Effective Date, by such additional amount as shall be determined in the sole discretion of the Compensation Committee, but only in such form and to such extent as the Compensation Committee may from time to time approve, as evidenced by the written minutes or records of the Compensation Committee and its written notices of such determinations or approvals to the Employee; and

                 (iii) if the Employee relocates from a state without a personal income tax at the time of his relocation to a state having a personal income tax, or if the Employee resides in a state without a personal income tax on the date hereof which subsequently adopts a personal income tax, then, in either case, the Base Salary in effect at the time of such relocation or adoption, as applicable, shall immediately be increased by the amount equal to the Base Salary immediately prior to this increase multiplied by seventy percent (70%) of the highest personal income tax rate of such state; for example, if the Employee relocates from a state without a personal income tax to a state having a personal income tax and the highest rate of that tax is six percent (6%) when the Base Salary is $250,000, then the Base Salary will be increased by $10,500 (computed at 70% x 6% x $250,000);

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In addition, the Employee shall receive as payment for his service in the period beginning on the Effective Date and ending on the date that is the first to occur of (a) May 31, 1998 or (b) the Termination Date (the "No-salary Period"), the Company hereby grants to the Employee effective as of October 31, 1997 a nonqualified stock option to purchase from the Company 30,675 shares of Common Stock at an exercise price of $14.75 per share (the "Special Option"). The Special Option will become exercisable with respect to all the shares of Common Stock subject thereto on June 1, 1998 and thereafter will remain exercisable during the five-year period ending at the close of business on October 31, 2002, when the Special Option, to the extent not then or theretofore exercised, will expire. The Special Option will be deemed an Option granted pursuant to the 1996 Incentive Plan of American Residential Services, Inc. (the "1996 Plan") and, except as provided in Section 5(G), will be subject to all the provisions of the 1996 Plan which apply to Options (as defined in the 1996 Plan). Effective as of the Part-time Employment Effective Date, the Base Salary theretofore in effect shall be adjusted as provided in Section 5(E).

         B. Other Compensation. In order to induce the Employee to enter into Employment with the Company, the Company hereby grants to the Employee effective as of October 31, 1997 a nonqualified stock option to purchase from the Company 250,000 shares of Common Stock at an exercise price of $14.75 per share (the "Hiring Option"). The Hiring Option will become exercisable with respect to twenty percent (20%) of the shares of Common Stock subject thereto on each of the first five (5) anniversaries of the Effective Date and will expire at the close of business on the tenth (10th) anniversary of the Effective Date to the extent not then or theretofore exercised. The Hiring Option will be deemed an Option granted pursuant to the 1996 Plan and, except as provided in Section 5(G), will be subject to all the provisions of the 1996 Plan which apply to Options (as defined in the 1996 Plan). The Employee shall be entitled to participate in all Compensation Plans from time to time in effect while he remains on Active Status, regardless of whether the Employee is an Executive Officer. All awards to the Employee under all Incentive Plans shall take into account the Employee's positions with and duties and responsibilities to the Company and its subsidiaries. For purposes of each Compensation Plan pursuant to which compensation or other benefits are determined in whole or in part by reference to a participant's base salary, the Base Salary earned by the Employee for his service during the No-salary Period will be deemed to be the amount the Company would have paid in cash pursuant to
Section 4(A) were his Base Salary to have begun accruing on the Effective Date, and the grant of the Special Option will be disregarded; provided, however, that if the Employee, by reason of having received the Special Option in lieu of his Base Salary for his service during the No-salary Period, either is ineligible to participate in any Compensation Plan or receives a reduction in the compensation or other benefits he otherwise would receive pursuant to any Compensation Plan, the Company will determine the aggregate value of all such compensation and other benefits so lost by the Employee and credit that aggregate value as deferred compensation to the Employee effective as of July 1, 1998 in a deferred compensation account the Company will establish for the Employee.

         C. Tax Indemnity. Should any of the payments of Base Salary, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation, singly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Employee be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code, or any successor or other comparable federal, state or local tax law by reason of being a "parachute payment" (within the meaning of Section 280G of the Code), the Company shall pay to the Employee such additional compensation as is necessary (after taking into account all federal, state and local taxes payable by the Employee as a result of the receipt of such additional compensation) to place the Employee in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within the earlier to occur of (i) five (5) business days after the Employee notifies the Company that the Employee intends to file a tax return taking the position that such excise or similar purpose tax is due and payable in reliance on a written opinion of the Employee's tax counsel (such tax counsel to be chosen solely by the Employee) that it is more likely than not that such excise tax is due and payable or (ii) twenty-four (24) hours of any notice of or action by the Company that it intends to take the position that such excise tax is due and payable. The costs of obtaining the tax counsel opinion referred to in clause (i) of the preceding sentence shall be borne by the Company, and as long as such tax counsel was chosen by the Employee in good faith, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Employee intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Employee's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Employee within five (5) business days after the Employee notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Employee agrees, in the event the Employee makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise or similar purpose tax; provided, however, that the Employee will not be required to afford the Company any right to contest the applicability of any such excise or similar purpose tax to the extent that the Employee reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Employee.

5.       TERMINATION, PART-TIME EMPLOYMENT PERIOD, DISABILITY AND DEATH

                 A. Termination of Employment by the Company. (i) The Company shall be entitled, if acting at the direction of the Required Board Majority, to terminate the Employee's Employment (a) at any time for Type I Cause or (b) at any time prior to the Part-time Employment Effective Date for Type II Cause or for any Business Reason. If the Employee is neither a member of the Board nor an Executive Officer, the Company shall be entitled, if acting at the direction of the chief executive officer of the Company, to terminate the Employee's Employment at any time prior to the Part-time Employment Date for any Business Reason. The Company's termination of the Employee's Employment for Cause will be effective on the date the Company delivers a Notice of

Termination for Cause to the Employee pursuant to this Section 5(A)(i)(together, in the case of a termination for Type II Cause, with the certified resolution referred to in clause (b) of the definition herein of Cause), while the Company's termination of the Employee's Employment for a Business Reason will be effective on the third (3rd) anniversary of the date the Company delivers a Notice of Termination for a Business Reason to the Employee pursuant to this Section 5(A)(i).

         (ii) If the Company terminates the Employee's Employment for Cause, the Company promptly thereafter, and in any event within five (5) business days thereafter, shall pay the Employee his Base Salary to and including the Termination Date and the amount of all compensation previously deferred by the Employee (together with any accrued interest or earnings thereon), in each case to the extent not theretofore paid, and, when that payment is made, the Company shall, notwithstanding Section 3, have no further or other obligations hereunder to the Employee.

         (iii) If the Company terminates the Employee's Employment for a Business Reason, the respective rights and obligations of the Company and the Employee during the Part-time Employment Period will be as set forth in Section 5(E).

         B. Termination of Employment by the Employee. (i) The Employee shall be entitled to terminate his Employment (a) for a Good Reason at any time within one hundred eighty (180) days after the facts or circumstances constituting that Good Reason first exist and are known to the Employee, (b) by reason of a Change of Control at any time within three hundred sixty-five (365) days after that Change of Control occurs (provided, however, that the Employee shall not be entitled to terminate his Employment by reason of that Change of Control if it occurs (1) during the thirty (30) day period following the Company's receipt of the Employee's Notice of Termination without Good Reason and other than for Disability pursuant to this Section 5(B)(i), (2) after (A) the receipt by the Nonterminating Party of the Terminating Party's Notice of Termination pursuant to Section 5(C) or (B) the Employee's receipt of the Company's Notice of Termination for a Business Reason (other than in connection with that Change of Control) pursuant to Section 5(A) or (3) more than three hundred sixty-five (365) days after the Company's receipt of the Employee's Notice of Termination for Good Reason pursuant to this Section 5(B)(i)) or (c) without Good Reason and other than for Disability at any time. The Employee's termination of his Employment for Good Reason will be effective on the third
(3rd) anniversary of the date the Employee delivers a Notice of Termination for Good Reason to the Company pursuant to this Section 5(B)(i). The Employee's termination of his Employment by reason of a Change of Control will be effective on the first date on which the Change of Control Payment shall have been paid in full to the Employee. The Employee's termination of his Employment without Good Reason and other than for Disability will be effective on the thirtieth (30th) day following the Employee's delivery of a Notice of Termination without Good Reason and other than for Disability pursuant to this
Section 5(B)(i).

         (ii) If the Employee terminates his Employment for Good Reason, the respective rights and obligations of the Company and the Employee during the Part-time Employment Period will be as set forth in Section 5(E ).

         (iii) If the Employee terminates his Employment by reason of a Change of Control, the Company shall pay to the Employee in a cash lump sum within five (5) business days after the date the Company receives the Employee's Notice of Termination by reason of that Change of Control the amount equal to the sum of (a) the portion of the Base Salary to and including the Termination Date which has not yet been paid, (b) all compensation previously deferred by the Employee (together with any accrued interest and earnings thereon), (c) any accrued but unpaid vacation pay and (d) the Change of Control Payment.

         (iv) If the Employee terminates his Employment without Good Reason and other than for Disability, the Company shall pay to the Employee, in a cash lump sum within five (5) business days after the Termination Date, the amount equal to the sum of (a) the portion of the Base Salary to and including the Termination Date which has not yet been paid, (b) all compensation previously deferred by the Employee (together with any accrued interest and earnings thereon) which has not yet been paid, (c) any accrued but unpaid vacation pay and (d) the amount equal to fifty percent (50%) of the Base Salary being paid for the Compensation Year in which the Company receives the Employee's Notice of Termination without Good Reason and other than for Disability; provided, however, that if the Employee terminates his Employment without Good Reason and other than for Disability within six (6) months of the theretofore scheduled final day of the Part-time Employment Period, the amount payable pursuant to clause (d) of this sentence shall be the amount determined pursuant to that clause multiplied by a fraction the numerator of which is the number of days from and excluding the date the Company receives the Notice of Termination to and including that final day and the denominator of which is one hundred eighty-two (182). For purposes of this Section 5(B)(iv), if the anniversary of the Effective Date in the Compensation Year in which the Company receives the Notice of Termination without Good Reason and other than for Disability has not occurred on or prior to the date of that receipt, the Base Salary for that Compensation Year will be calculated on the assumption that no increase in the amount thereof would be made effective as of that anniversary pursuant to Section 4(A) or 5(E)(i), as applicable.

         C. Termination by Reason of Disability. If the Employee incurs any Disability while on Active Status, either the Employee or the Company may terminate the Employee's Employment effective on the third (3rd) anniversary of the date the Nonterminating Party receives a Notice of Termination from the Terminating Party pursuant to this Section 5(C). If the Employee's Employment is terminated by reason of the Employee's Disability, the respective rights and obligations of the Company and the Employee during the Part-time Employment Period will be as set forth in Section 5(E).

         D. Termination of Employment by Death. The Employee's Employment shall terminate automatically at the time of his death. If the Employee's Employment is terminated by reason of the Employee's death, the Company shall pay to the Person the Employee has designated in a written notice delivered to the Company as his beneficiary entitled to such payment, if any, or to the Employee's estate, as applicable, in a cash lump sum within thirty (30) days after the Termination Date, the amount equal to the sum of (i) the portion of the Base Salary through the end of the month in which the Termination Date occurs which has not yet been paid, (ii) all compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) which has not yet been paid, (iii) any accrued but unpaid vacation pay (if the Employee dies while on Active Status) and (iv)
(a) if the Employee dies while on Active Status, the product of (1) the Base Salary being paid for the Compensation Year in which he dies multiplied by (2) three (3) or (b) if the Employee dies during the Part-time Employment Period, the product of (1) one-twelfth (1/12th) of the Base Salary being paid for the Compensation Year in which the Employee dies multiplied by (2) the number of whole and partial calendar months in the period beginning with the first calendar month after the calendar month in which he dies and ending with the last calendar month in which the Termination Date would have occurred if the Employee's Employment were to have continued to the end of the Part-time Employment Period. For purposes of this Section 5(D), if the anniversary of the Effective Date in the Compensation Year in which the Employee dies has not occurred on or before the Termination Date, the Base Salary for that Compensation Year will be calculated on the assumption that no increase in the amount thereof would be made effective as of that anniversary pursuant to
Section 4(A) or 5(E)(i), as applicable.

                 E.       Employee's Rights During the Part-time Employment
Period.   (i)   The Company shall pay the Employee a Base Salary, in the
intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly) from the Part-time Employment Effective Date to and including the Termination Date in the amounts determined from time to time as follows: Effective as of the Part-time Employment Effective Date, the Base Salary payable by the Company to the Employee for the period from and including that date to and excluding the third (3rd) anniversary of that date shall be as follows:

                 (a) if the Part-time Employment Effective Date occurs as a result of the receipt by the Nonterminating Party of a Notice of Termination for a Business Reason pursuant to Section 5(A) or a Notice of Termination for Good Reason pursuant to Section 5(B)(i), the amount equal to the Average Annual Cash Compensation of the Employee determined as of the Part-time Employment Effective Date; and (b) if the Part-time Employment Effective Date occurs as a result of the receipt by the Nonterminating Party of a Notice of Termination for Disability pursuant to Section 5(C), the amount equal to the amount by which (1) seventy-five percent (75%) of the Average Annual Cash Compensation of the Employee determined as of the Part-time Employment Effective Date exceeds (2) the aggregate amount of periodic payments the Employee receives during the twelve (12) months beginning on that date under Compensation Plans then in effect and providing for the payment to the Employee solely as a result or on account of disability; and

                 (b) on the first and each subsequent anniversary of the Part-time Employment Effective Date, the Base Salary payable pursuant to this Section 5(E) shall be increased (but not decreased) by the same percentage increase (if any) in the CPI for the twelve (12) month period immediately preceding that anniversary.

                 (ii) (a) The Employee shall continue to participate in all Compensation Plans from time to time in effect during the Part-time Employment Period, provided, however, that: (1) the

Employee shall not be entitled to receive any new award or grant under any Incentive Plan, and any such new award or grant shall be at the sole discretion of the Compensation Committee or the Board, as applicable, with respect to that Incentive Plan; and (2) if (A) the terms of any such plan preclude the Employee's continued participation therein or (B) his continued participation in any such plan would or reasonably could be expected to disqualify that plan under the Code, the Employee shall not be entitled to participate in that plan, but the Company instead shall provide the Employee with the after-tax equivalent of the benefits that would have been provided to the Employee were he a participant in that plan.

                 (b) For purposes of determining eligibility (including years of service) for retirement benefits payable under any Compensation Plan, the Employee shall be deemed to have retired at the Termination Date.

                 (iii) Subject to the provisions of Section 7, the Employee shall not be (A) prevented from accepting other employment or engaging in (and devoting substantially all his time to) other business activities or (B) required to perform any regular duties for the Company (except to provide such services consistent with the Employee's educational background, experience and prior positions with the Company as may be acceptable to the Employee) or to seek or accept additional employment with any other Person. If the Employee, at his discretion, shall accept any such additional employment or engage in any such other business activity there shall be no offset, reduction or effect upon any rights, benefits or payments to which the Employee is entitled pursuant to this Agreement. Furthermore, the Employee shall have no obligation to account for, remit, rebate or pay over to the Company any compensation or other amounts earned or derived in connection with such additional employment or business activity. The Employee shall, however, make himself generally available for special projects or to consult with the Company and its employees at such times and at such places as may be reasonably requested by the Company and which shall be reasonably satisfactory to the Employee and consistent with the Employee's regular duties and responsibilities in the course of his then new occupation or other employment, if any.

                 (iv) Unless and until the Employee shall have sustained a Disability, the Company shall continue to provide the Employee with either the same or, at the Company's election, at a different location within thirty-five
(35) miles of the Employee's principal residence, in any case reasonably acceptable to the Employee, alternate but comparable office space, furnishings, facilities, reserved parking, supplies, services, equipment, secretarial and administrative assistance that are in each case at least commensurate with the size and quality of that which were provided to the Employee during the Compensation Year immediately preceding the Part-time Employment Effective Date pursuant to Section 6(C), but in no event less than are being furnished or provided on the date hereof. The Company and Employee may mutually agree upon an equivalent monthly cash allowance in lieu of the Employee being provided all or any part of these items.

                 (v)      The Employee shall remain entitled to the benefits of
Section 4(C).

                 F. Return of Property. On termination of the Employee's Employment, however brought about, the Employee (or his representatives) shall promptly deliver and return to the Company all the Company's property that is in the possession or under the control of the Employee.

                 G. Stock Options. Notwithstanding any provision of this Agreement to the contrary: (i) except in the case of a termination of the Employee's Employment for Cause, all stock options previously granted to the Employee under Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination Date (other than the Special Option) shall, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier; and (ii) in the case of a termination of the Employee's Employment for Cause, all stock options previously granted to the Employee under Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination Date (other than the Special Option) shall, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding and continue to be exercisable until exercised or the date that is ten (10) days after the Termination Date, whichever is earlier; and (iii) in the case of a termination of the Employee's Employment for any reason, including Cause, the Special Option, if then outstanding and unexercised in whole or in part, shall, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding (and continue to become or remain exercisable in accordance with the terms) until exercised or the expiration of its term, whichever is earlier. No stock option previously granted to the Employee under any Incentive Plan shall, notwithstanding any contrary provision of that Incentive Plan, expire or fail to become exercisable or, if exercisable, cease to be exercisable by reason of either (i) the occurrence of the Employee's Part- time Employment Effective Date or (ii) the Employee's service during the Employee's Part-time Employment Period being less than full-time.

6.       OTHER EMPLOYEE RIGHTS

                 A. Paid Vacation; Holidays. The Employee shall be entitled to not less than four (4) weeks of annual vacation and all legal holidays during which times his applicable compensation shall be paid in full.

                 B. Business Expenses. The Employee is authorized to incur, and will be entitled to receive prompt reimbursement for, all reasonable expenses incurred by the Employee in performing his duties and carrying out his responsibilities hereunder, including business meal, entertainment and travel expenses, provided that the Employee complies with the applicable policies, practices and procedures of the Company relating to the submission of expense reports, receipts or similar documentation of those expenses. The Company shall either pay directly or promptly reimburse the Employee for such expenses not more than twenty (20) days after the submission to the Company by the Employee from time to time of an itemized accounting of such expenditures for which direct payment or reimbursement is sought. Unpaid reimbursements after such twenty (20) day period shall accrue interest in accordance with Section 9(K).

                 C. Support. While on Active Status, the Employee shall be provided by the Company with office space, furnishings, and facilities, reserved parking, secretarial and administrative assistance, supplies and other support equipment (including a computer, facsimile machine and photocopier).

                 D. No Forced Relocation. The Employee shall not be required to move his principal place of residence from the Houston, Texas area or to perform regular duties that could reasonably be expected to require either such move against his wish or to spend amounts of time each week outside the Houston, Texas area which are unreasonable in relation to the duties and responsibilities of the Employee hereunder, and the Company agrees that, if it requests the Employee to make such a move and the Employee declines that request, (i) that declination shall not constitute any basis for a determination that Type II Cause exists and (ii) no animosity or prejudice will be held against Employee.

7.       COVENANT NOT TO COMPETE

                 A. The Employee recognizes that in each of the highly competitive businesses in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that during the term of his Employment and for a period of one (1) year after the Termination Date, he will not, within fifty
(50) miles of the geographic location in which the he has devoted substantial attention at such location to the material business interests of the Company:
(i) accept employment or render service to any Person that is engaged in a business directly competitive with the business then engaged in by the Company or (ii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company.

                 B. If the provisions of this Section 7 are violated in any material respect, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of posting any bond with respect thereto) to restrain and enjoin the Employee from that violation. If the provisions of this Section 7 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.

8.       CONFIDENTIAL INFORMATION

                 A. The Employee acknowledges that he has had and will continue to have access to various Confidential Information. The Employee agrees, therefore, that he will not at any time, either while employed by the Company or afterwards, knowingly make any independent use of, or knowingly disclose to any other person (except as authorized by the Company) any Confidential Information. Confidential Information shall not include (i) information that becomes known to the public generally through no fault of the Employee, (ii) information required to be disclosed by law or legal process or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Employee shall, if possible, give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure, or (iii) the Employee reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Employee. In the event of a breach or threatened breach by the Employee of the provisions of this Section 8(A) with respect to any Confidential Information, the Company shall be entitled to a temporary restraining order and a preliminary and permanent injunction (without the necessity of posting any bond in connection therewith) restraining the Employee from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for that breach or threatened breach, including the recovery of damages.

                 B. The Employee shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by the Employee solely or jointly with any other Person or Persons during the period of his Employment and which pertain primarily to the material business activities of the Company, and the Employee hereby assigns and agrees to assign all his interests therein to the Company or to its nominee; whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters of Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall (i) continue beyond the Termination Date with respect to inventions, improvements, and valuable discoveries, whether patentable or not, conceived, made or acquired by the Employee during the period of his Employment and (ii) be binding upon the Employee's assigns, executors, administrators and other legal representatives.

9.       GENERAL PROVISIONS

                 A. Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, (ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this clause (ii) shall not prohibit any modification allowed under Section 7(B)) and (iii) if the effect of a holding or finding that any such provision is invalid, illegal or unenforceable is to modify to the Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Employee intended by the Company and Employee in entering into this Agreement, the Company shall, within thirty (30) days after the date of such finding or holding, negotiate and expeditiously enter into an agreement with the Employee which contains alternative provisions (reasonably acceptable to the Employee) that will restore to the Employee (to the extent lawfully permissible) substantially the same economic, substantive and income tax benefits and legal rights the Employee would have enjoyed had such provision been upheld as legal, valid and enforceable.

                 B. Nonexclusivity of Rights. Nothing herein shall prevent or limit the Employee's continuing or future participation in any Compensation Plan or, subject to Section 9(N), limit or otherwise affect such rights as the Employee may have under any other contract or agreement with the Company. Vested benefits and other amounts to which the Employee is or becomes entitled to receive under any Compensation Plan on or after the Termination Date shall be payable in accordance with that Compensation Plan, except as expressly modified hereby.

                 C. Full Settlement. The Company's obligations to make the payments provided for in, and otherwise to perform its undertakings in, this Agreement shall not be affected by any right of set-off, counterclaim, recoupment, defense or other action, claim or right the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any provision hereof, and those amounts shall not be reduced, regardless of whether the Employee obtains other employment or becomes self-employed.

                 D. Successors. (i) This Agreement is personal to the Employee and, without the prior written consent of the Company, is not assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit and be enforceable by the Employee's legal representatives acting in their capacities as such pursuant to applicable law.

                 (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. If the Employee is not an Executive Officer, but is an officer of a subsidiary of the Company, the Company shall be entitled to assign all its obligations hereunder to that subsidiary and treat the Employee as an employee of that subsidiary for all purposes, but the Company shall remain liable for the full, timely performance of all the obligations so assigned as if the assignment had not been made.

                 (iii) The Company shall require any successor (direct or indirect and whether by purchase, merger, consolidation, share exchange or otherwise) to the business, properties and assets of the Company substantially as an entirety expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place.

                 E. Amendments; Waivers. This Agreement may not be amended or modified except by a written agreement executed and delivered by the parties hereto or their respective successors or legal representatives acting in their capacities as such pursuant to applicable law.

                 F. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the appropriate Person at the address of such Person set

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
forth below (or at such other address as such Person may designate by written notice to each other party in accordance herewith):

                 (a)      if to the Employee, addressed as follows:

                          Thomas N. Amonett
                          3609 West Clay
                          Houston, Texas 77019

; and

                 (b)      if to the Company, addressed as follows:

                          American Residential Services, Inc.
                          Post Oak Tower, Suite 725
                          5051 Westheimer
                          Houston, Texas 77056-5604
                          Attn:   Corporate Secretary

                 G. No Waiver. The failure of the Company or the Employee to insist on strict compliance with any provision of, or to assert any right under, this Agreement (including the right of the Employee to terminate his Employment for Good Reason or by reason of a Change of Control pursuant to
Section 5(B) (i)) shall not be deemed a waiver of that provision or of any other provision of or right under this Agreement.

                 H. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ANY PRINCIPLES OF CONFLICTS OF LAWS.

                 I. Jurisdiction and Venue. The Company irrevocably consents with respect to any action, suit or other legal proceeding pertaining directly to this Agreement or to the interpretation or enforcement of any of the Employee's rights hereunder to service of process in the State of Texas and hereby waives any right to contest or oppose receipt of such service of process. The Company irrevocably (i) agrees that any such action, suit or other legal proceeding may be brought in the courts of such state or in the courts of the United States sitting in such state, (ii) consents to the jurisdiction of each such court in any such action, suit or other legal proceeding and (iii) waives any objection it may have to the laying of venue of any such action, suit or other legal proceeding in any of such courts.

                 J. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 K. Interest. If any amounts required to be paid or reimbursed to the Employee hereunder are not so paid or reimbursed at the times provided herein (including amounts required to be paid by the Company pursuant to Sections 6 and 10, those amounts shall accrue interest compounded daily at the annual percentage rate which is three percentage points (3%) above the interest rate announced by Texas Commerce Bank National Association, Houston, Texas (or its successor), from time to time, as its Base Rate (or prime lending rate), from the date those amounts were required to have been paid or reimbursed to the Employee until those amounts are finally and fully paid or reimbursed; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

                 L.       Publicity.   The Company agrees with the Employee
that, except to the extent required by law or legal process (including the Exchange Act and the Securities Act), it will not make or publish, without the prior written consent of the Employee, any written or oral statement concerning the terms of the Employee's employment relationship with the Company and will not, if a Notice of Termination is given by either the Company or the Employee for any reason, publish or cause to be published any statement concerning the Employee, including his work-related performance or the reasons or basis for the giving of that Notice of Termination.

                 M. Tax Withholding. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                 N. Entire Agreement. The Company and the Employee agree that this Agreement supersedes all prior written and oral agreements between them with respect to the Employment of the Employee by the Company.

10.      INTENDED BENEFITS TO EMPLOYEE; PAYMENT OF EXPENSES; RESOLUTION OF
DISPUTES

                 A. Intended Benefits; Payment of Expenses. In entering into this Agreement the Company intends that the Employee receive without reduction or delay all the intended benefits of this Agreement and that those benefits, and the terms and conditions hereof, be construed in a manner most favorable to the Employee; the Company, therefore, agrees that it will strive expeditiously and in good faith to construe and resolve in the Employee's favor and to his benefit any ambiguities or uncertainties that may be created by the express language hereof. If, however, at any time during the term hereof or afterwards: (i) there should exist a dispute or conflict between the Employee and the Company or another Person as to the validity, interpretation or application of any term or condition hereof, or as to the Employee's entitlement to any benefit intended to be bestowed hereby, which is not resolved to the satisfaction of the Employee, (ii) the Employee must (A) defend the validity of this Agreement, (B) contest any determination by the Company concerning the amounts payable (or reimbursable) by the Company to the Employee or (C) determine in any tax year of the Employee the tax consequences to the Employee of any amounts payable (or reimbursable) under Section 4(C) or 4(B)(iii), or (iii) the Employee must prepare responses to an Internal Revenue Service ("IRS") audit of, or otherwise defend, his personal income tax return for any year the subject of any such audit, or an adverse determination, administrative proceedings or civil litigation arising therefrom that is occasioned by or related to an audit by the IRS of the Company's income tax returns, then the Company hereby unconditionally agrees: (a) on written demand of the Company by the Employee, to provide sums sufficient to advance and pay on a current basis (either by paying directly or by reimbursing the Employee) not less than thirty (30) days after a written request therefor is submitted by the Employee, the Employee's out of pocket costs and expenses (including attorney's fees, expenses of investigation, travel, lodging, copying, delivery services and disbursements for the fees and expenses of experts, etc.) incurred by the Employee in connection with any such matter; (b) the Employee shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction without the necessity of posting any bond with respect thereto which compels the Company to pay or advance such costs and expenses on a current basis; and (c) the company's obligations under this Section 10(A) will not be affected if the Employee is not the prevailing party in the final resolution of any such matter.

                 B. Resolution of Disputes. If a dispute of any type referred to in Section 10(A) arises between the Company and the Employee and they fail to resolve that dispute by direct negotiation, the Company and the Employee agree that the next step taken to resolve that dispute, prior to either party initiating any litigation to resolve that dispute (not including any litigation that may be required to enforce the Employee's rights to the payment or advancement of expenses and legal fees on a current basis pursuant to Section 10(A)) shall be to submit the dispute to an agreed Alternative Dispute Resolution ("ADR") process, to which process the parties shall strive diligently in good faith to agree within ten (10) business days after either party has given written notice to the other party that it is unable to concur in the other party's final proposed negotiated resolution of the dispute. If the Company and the Employee are unable to agree in writing to an acceptable ADR process within that ten (10) business day period, then the parties shall submit to a mandatory ADR process by making joint application to the then Chief United States Federal District Judge in the Southern District of Texas for the selection of an ADR process for the parties. The parties shall diligently in good faith participate in the ADR process chosen by that judge. If the parties are unable to resolve their dispute after diligent good faith participation in the ADR process, then either party shall be free to initiate such litigation as that party deems appropriate under the circumstances. Under no circumstances shall the Employee be obligated to pay for the cost of any ADR process or to pay or reimburse the Company for any attorneys' fees, costs or other expenses incurred by the Company in connection with any process undertaken by the
Employee to resolve disputes under this Agreement.   As used in this Section
10, the term "Employee" includes, if the Employee has died or become incompetent as a matter of applicable law, the Employee's legal representative acting in his capacity as such under applicable law.

11.      INDEMNIFICATION

                 The Employee shall be indemnified by the Company to the maximum extent permitted by the law of Delaware, the state of the Company's incorporation, and the law of the state of incorporation of any subsidiary of the Company of which the Employee is a director or an officer or employee, as the same may be in effect from time to time.

                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.

                                        AMERICAN RESIDENTIAL SERVICES, INC.



                                        By:
                                           --------------------------------
                                                  Howard S. Hoover, Jr.
                                                  Chairman of the Board



                                        EMPLOYEE


                                        ------------------------------------
                                                  THOMAS N. AMONETT

                                        Employee's Permanent Address:

                                        3609 West Clay
                                        Houston, Texas 77019


                                     26